Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Imprivata, Inc. (the “Company”) for the period ended June 30, 2015 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his or her knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2015	By:	/s/ Omar Hussain
Omar Hussain
President and Chief Executive Officer
(Principal Executive Officer)

Date: July 31, 2015	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer
(Principal Financial Officer)